British Columbia Securities Commission

BCSC

Cease Trade Order

Pacific Copper Corp.

Section 164 of the *Securities Act*, R.S.B.C. 1996, c. 418

¶1 Pacific Copper Corp. (Pacific Copper) is a Delaware corporation. It carries out administrative and investor relations activities from an office in Vancouver, British Columbia. Two of its four directors are resident in British Columbia.

¶2 Pacific Copper's securities are quoted on the U.S. OTC Bulletin Board.

¶3 Pacific Copper is an OTC reporting issuer under BC Instrument 51-509 *Issuers Quoted in the U.S. Over-the-Counter Markets.*

¶4 In its January 24, 2008 news release, Pacific Copper announced for the first time a mineral resource at its La Guanaca project in Chile.

¶5 In its news releases dated July 8, and July 29, 2008, Pacific Copper referred to its website on which it had posted reports that announce mineral resource and mineral reserve estimates for several of its copper oxide mineral properties in Chile (the Chilean copper oxide properties) and results of a preliminary assessment for some or all of those properties.

¶6 Pacific Copper has not filed a technical report to support the mineral resource and mineral reserve estimates and results of a preliminary assessment on its material Chilean copper oxide properties as required by section 4.2(1)(j) of National Instrument 43-101 *Standards of Disclosure for Mineral Projects.*

¶7 Under section 164(1) of the Act, the Executive Director orders that trading in the securities of Pacific Copper cease until:

1. Pacific Copper files a technical report in the required form for each of its material Chilean copper oxide properties; and

2. The Executive Director makes an order under section 171 of the Act revoking this order.

¶8 October 28, 2008

Martin Eady, CA
Director, Corporate Finance

Scan ID#211542